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                                                           EXHIBIT 10.11



                    FOURTH AMENDMENT TO TECHNOLOGY TRANSFER AGREEMENT
                AND SECURITY AGREEMENT ORIGINALLY DATED AUGUST 1, 1996
                  BETWEEN VOICENET, INC. ("VOICENET") AND SOUTHERN
               GROUP LIMITED("SOUTHERN"), AS AMENDED ON NOVEMBER 1, 1996,
                         DECEMBER 31, 1996 AND AUGUST 29, 1997



1. The parties desire to further amend and modify Section 4 of the Technology Transfer Agreement and recital A of the Security Agreement originally dated as of August 1, 1996, as amended on November 1, 1996, December 31, 1996 and August 29, 1997, to reflect certain additional modifications to the Promissory Note made by Voicenet to the order of Southern, representing consideration for the transfer of the Technology, as defined in the Technology Transfer Agreement, which Technology was pledged as collateral security for the repayment of the Promissory Note under the Security Agreement, as follows:



    (A) The Note shall be payable by Voicenet to Southern as follows: (i) $2.5 million upon the earlier of (a) March 31, 1998, or (b) successful closing of Voicenet, Inc.'s public securities offering;
         (ii) $1 million upon the earlier of (a) March 31, 1998, or (b)
         "first installation," as hereafter defined, of a COURTSMART system in the United States by Voicenet, and (iii) $1 million on March 31, 1998. If not earlier paid, the full outstanding principal under the Note shall be due in full on March 31, 1998.


    (B) "First installation" shall mean when Voicenet signs its first installation contract which is not subject to revocation by the customer for an amount of at least $30,000.



    (C) The Holder of this Note shall upon the earlier of (a) March 31, 1998, or (b) successful closing of Voicenet, Inc.'s initial public offering of its common stock for at least a minimum offering of 182,500 shares at $8.00 per share, convert the then outstanding principal amount of this Note into shares of Voicenet, Inc. common stock. The number of shares into which this Note are converted shall be determined by dividing the aggregate outstanding principal amount of the Note by $8.00 per share. Upon issuance of such shares in accordance with the terms hereof, such shares will be fully paid and nonassessable, and the corresponding principal amount of this Note shall be deemed paid.



2. This amendment shall supersede any and all prior agreements of Southern and Voicenet with respect to the specific subject matter hereof, including the Technology Transfer Agreement, the Note and the Security Agreement originally dated August 1, 1996, the Amendments to such documents dated November 1, 1996 and December 31, 1996, and August 29, 1997 and the letter between the parties dated January 21, 1997. In all other respects, the Technology Agreement and Security Agreement are hereby ratified and confirmed as of the date they were originally written.



Date:  Effective as of September 25, 1997


                                  VOICENET, INC.


                                  By:
                                      ___________________________
                                  Name:
                                  Title:


                                  SOUTHERN GROUP LIMITED


                                  By: ___________________________
                                  Name:
                                  Title: